Exhibit 10.22
AMENDMENT TO AGREEMENT
This amendment (this “Amendment”), effective as of January 1, 2026, is made by and between Burford Capital LLC, a Delaware limited liability company (the “Company” and, collectively with the Burford Capital Limited group of companies, “BCG”), and Elizabeth O’Connell (“Employee”) (collectively, referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement (as defined below).
WHEREAS, Employee was retained by the Company to serve as Chief Strategy Officer of BCG pursuant to that certain agreement, effective as of January 1, 2020 (as amended, supplemented or otherwise modified to the date hereof, the “Agreement”); and
WHEREAS, the Parties have agreed to amend the Agreement as set forth herein.
NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as set forth below:
1.Amendment.
(a)Section titled “Carry Payment” in the Schedule to the Agreement is hereby amended to add the blue double-underlined language and to delete the ~~red strike-through~~ language:
(b)“Carry Payment. While you are employed, you shall receive an annual payment (the “Carry”) equal to 30 basis points (0.3%) of the proceeds from all net cash investment gains generated in the calendar year from investments made beginning on January 1, 2015. Your payment shall be reduced on a dollar for dollar basis to the extent that ~~it has been or will be~~ such net cash gains are provided through participation in ~~the various carry partnerships established by the Company commencing in 2018~~ a partnership in which you are a limited partner and to which the Company (including its affiliates) has contributed capital provision assets. The Company’s payment obligation shall remain extant ~~regardless of~~ in the absence of such a partnership, and the level of participation in proceeds set out here shall apply to the extent it exceeds participation in such a partnership at a level below 30 basis points. If, on or before the date when a payment might otherwise have been payable, your employment has been terminated or you have given notice to the Company of your resignation, except to the extent you are qualified under the Burford Capital Retirement Policy, you will not be entitled to receive any such payment.”
(c)Section titled “Normal Place of Work” in the Schedule to the Agreement is hereby amended and restated in its entirety as follows:
“(d)    Work Location. The Company is aware that Employee will be domiciled and have her primary US residence in Newbury, New

Hampshire. The Company has concluded, based on Employee’s experience and expertise, that it has a bona fide business purpose in retaining Employee as a Chief Strategy Officer of BCG to provide services for the Company from Newbury, New Hampshire. As a condition of her employment as Chief Strategy Officer of BCG, Employee agrees that she will work primarily from Newbury, New Hampshire while in the United States. The Company has never provided and will not provide office space or regular work accommodations for Employee in its New York offices.”
2.Governing Law.
This Amendment shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict of laws provisions.
3.Validity.
The invalidity or unenforceability of any provision or provisions of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, which shall remain in full force and effect.
4.Counterparts.
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Amendment. Signatures delivered by facsimile shall be deemed effective for all purposes.
5.Entire Agreement.
This Amendment contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other agreements between or among the Parties with respect to the subject matter hereof. This Amendment only modifies but does not supersede the Agreement, and all other terms of the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date set forth below.

COMPANY
By:	/s/ Jordan D. Licht
Name: Jordan D. Licht
Title: Chief Financial Officer
Date:	December 31, 2025

EMPLOYEE
By:	/s/ Elizabeth O’Connell
Name: Elizabeth O’Connell
Date:	December 31, 2025

[Signature Page to Amendment to Agreement]